PRESS RELEASE                                Source: Integral Technologies, Inc.

INTEGRAL'S CHAIRMAN ISSUES STATEMENT
Tuesday January 3, 9:30 am ET

BELLINGHAM, Wash.--(BUSINESS WIRE)--Jan. 3, 2006--Integral Technologies, Inc.'s (OTCBB:ITKG - News; "Integral"), Chairman today issued the followed statement to
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the Company's shareholders.

"2005 has been a tremendous year for us. We have concluded our fourth year of development of the ElectriPlast(TM) technology and I thought now would be an appropriate time to highlight some of the milestones that Integral has reached over the past several years, as well as share with you some of our plans for 2006.

When we first set out to create ElectriPlast(TM), we laid out several key objectives:

     - To develop the first highly conductive plastic on the market along with a portfolio of its potential applications
     - To protect our intellectual property and our shareholders' value by creating and maintaining an extensive patent portfolio
     - To establish internal and external ElectriPlast(TM) manufacturing capabilities in anticipation of strong demand for our product
     - To initiate direct and partner-driven sales activities in a number of industries

I am pleased to report that we have successfully met our initial goals, and I believe that Integral is very well positioned to take advantage of its first mover status in the conductive polymer market.

Product Advancement

We have spent the last several years and more than $6 million developing and testing our breakthrough ElectriPlast(TM) material and its various applications. Several recent independent tests have demonstrated that ElectriPlast(TM) is the most highly conductive plastic available on the market today. Like plastic, it is non-corrosive and can be molded into practically any shape or dimension, yet it conducts electricity virtually as well as copper. Each electric, thermal or acoustic application of ElectriPlast(TM) that we have identified represents significant market potential in many industries, including automotive, aerospace, communications, electronics, military and medical devices, among many others. Antennas, electromagnetic shielding, RFID, heat release and non-corrosive wiring are just a few examples of numerous potential applications of our technology that have already developed, based on existing industry demand. The time is now, I believe, to bring ElectriPlast(TM) and its applications to the market.

Intellectual Property Portfolio

Over the past several years we have done a lot of work expanding and protecting our intellectual property portfolio, which we view as our core asset. Our IP consists of the ElectriPlast(TM) and over 90 applications of ElectriPlast(TM) in various industries. To date, we have received 12 patents on ElectriPlast(TM) applications, 7 have been issued, 5 have been allowed and are awaiting issuance, and 88 are pending. In the long term, we view Integral as a company that will generate most of its revenues and profits through royalties by licensing ElectriPlast(TM) and its applications to third parties. Therefore, I believe that the progress that we have made securing our intellectual property is of paramount importance to our future and the long term value creation for our shareholders. I will discuss our business model in further detail later in this letter, when I speak about our plans for 2006 and beyond.


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Manufacturing

Whether we ultimately manufacture ElectriPlast(TM) internally or rely on third parties to manufacture it for us, we believe that our customers and our partners will depend on us to develop the best practices in production and to secure a reliable and efficient supply chain for our product and its applications. I believe we have made a lot of progress in this area in 2005. We have lined up several suppliers of raw material. We have enhanced our manufacturing know-how. Also, we have evaluated and are deeply engaged with several potential manufacturers that can produce ElectriPlast(TM) at high volumes.

Sales Activities

Having developed the product, secured the intellectual property and established the supply chain and manufacturing capabilities, we are starting to carefully and thoughtfully approach the marketplace with ElectriPlast(TM). We are currently in discussions with several large industrial companies about licensing of our product to them or creating joint ventures with them to develop and sell the applications of ElectriPlast(TM) to their customers. We have also engaged a strategic advisory firm, the Quanstar Group, LLC, to help us further commercialize our product and to structure and negotiate licensing agreements with prospective customers and partners. A number of companies have already tested our technology internally, and the initial feedback from the marketplace has been tremendous. We are more excited then ever about our Company's sales prospects, as we look forward to the next year and ramp up our sales and marketing activities.

Our focus for 2006

2006 is a go-to-market year for us. We plan to substantially expand our sales and marketing activities, focusing primarily on product licensing and joint venture opportunities with large suppliers to the industries that I have identified above. Under certain favorable circumstances, when we have an opportunity to enter into a relationship with a market leader or establish an important reference account that would additionally validate our product and position in a key industry, we may also sell directly to OEMs. That said, I believe that the bulk of our sales activities will be conducted through partners and third party suppliers with established industry distribution. We also plan to substantially outsource manufacturing to third parties, particularly in the long term. In 2006, we plan to dedicate significant attention to securing additional manufacturing relationships and diversifying our supplier base.

While sales and marketing are becoming the key area of focus for us going forward, we realize that our most valuable asset is our technology. It is important that we maintain our leading industry position and continue to invest in innovation going forward. Our objective for 2006 is to continue expanding and protecting our intellectual property, while sharing the cost of innovation with our partners and customers.

In conclusion, I would like to reiterate that I think we are on the cusp of seeing ElectriPlast(TM) achieve commercial success. I believe that over the next several years, we will be able to gain a substantial share of the conductive polymer market that has been projected by Business Communications to reach $1.6 billion by 2010. I want to thank you for your continued support over the past years. It has been an exciting ride for us, and we look forward to a very productive 2006."

     Yours sincerely

             William Robinson
             Chairman & CEO

Integral Technologies

Integral Technologies, Inc. is the developer of an innovative electrically conductive resin-based material called "ElectriPlast," a highly conductive recipe that can be molded into virtually any shape or dimension associated with the range of plastics, rubbers and other polymers. Our IP consists of ElectriPlast(TM) and over 90 applications of ElectriPlast(TM) in various industries. To date, we have received 12 patents on ElectriPlast(TM) applications, 7 have been issued, 5 have been allowed and are awaiting issuance, and 88 are pending. Various examples of industries where ElectriPlast can be used are antennas, shielding, lighting, circuitry, switch actuators, resistors, and medical devices, to name just a few. The company is currently introducing these new products and ElectriPlast technology on a global scale.

This press release contains "forward-looking statements'' within the meaning of
Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. Actual results could differ materially, as the result of such factors as (1) competition in the markets for the products and services sold by the company, (2) the ability of the company to execute its plans, and (3) other factors detailed in the company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that the transaction described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more detailed information on the company and the technologies described above please visit our web site at www.itkg.net or contact Shareholder Relations
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at 888-666-8833 or The Investor Relations Group, at 212-825-3210. To review the company's filings with the SEC, please go to www.sec.gov.
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Contact:
Integral Technologies, Inc.
Michael Pound, 888-666-8833

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Source: Integral Technologies, Inc.